Exhibit 99.1

Apple Hospitality REIT Provides Hurricane Harvey Update
RICHMOND, Va. (September 6, 2017) – Apple Hospitality REIT, Inc. (NYSE: APLE) (the “Company” or “Apple Hospitality”) today provided an update on operations at its hotels in the path of Hurricane Harvey. The Company owns nine hotels that were in the primary path of the storm and the properties have sustained minimal damage to date. The hotels have been open since Hurricane Harvey made landfall and will continue to be a part of the area’s extended recovery, working to support their communities and guests including local residents, insurance representatives, government officials and other relief supporters. The situation in each of the affected areas is evolving and there could be changes to each property’s condition and operations.
“Our thoughts and prayers go out to everyone and every community affected by Hurricane Harvey," commented Justin Knight, President and Chief Executive Officer. “We are incredibly proud of our industry in times such as these. Hilton, Marriott and the operating teams at our hotels have gone above and beyond to ensure that our guests and the associates at our hotels are safe and their basic needs are being met amid the devastation."
“Hilton and Marriott have both established and made available resources for the areas impacted and implemented policies to support the changing environment for the properties impacted,” commented Krissy Gathright, Executive Vice President and Chief Operating Officer. “Our operating companies, who are on the front lines of the disaster, have provided financial, physical and emotional support to their guests, associates and communities. These teams have been amazing in their tireless response to the many new and different situations they are encountering. We will continue to support our brands and operators as the recovery from this unprecedented storm moves forward.”
The Company’s nine hotels that were in the primary path of the storm include:  the Houston Marriott® Energy Corridor; the Courtyard® Houston NASA/Clear Lake; the Courtyard® Houston North/Shenandoah; the Residence Inn® Houston I-10 West/Park Row; the Residence Inn® Houston West/Energy Corridor; the Homewood Suites by Hilton® Houston Stafford Sugar Land; the Residence Inn® Beaumont; the Hilton Garden Inn® Lafayette/Cajundome; and the SpringHill Suites® Lafayette South at River Ranch. Five of these hotels are operated by Texas Western Hospitality and four of these hotels are operated by LBA Hospitality.

About Apple Hospitality REIT, Inc.
Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (REIT) that owns one of the largest portfolios of upscale, select-service hotels in the United States. The Company’s portfolio consists of 235 hotels, with approximately 30,000 guestrooms, diversified across the Hilton® and Marriott® families of brands with locations in urban, high-end suburban and developing markets throughout 33 states. For more information, please visit www.applehospitalityreit.com.

Forward-Looking Statements Disclaimer
Certain statements contained in this press release other than historical facts may be considered forward-looking statements. These forward-looking statements are predictions and generally can be identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” “outlook,” “strategy,” and similar expressions that convey the uncertainty of future events or outcomes.  Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Apple Hospitality to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, the ability of Apple Hospitality to effectively acquire and dispose of properties; the ability of Apple Hospitality to implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions; adverse changes in the real estate and real estate capital markets; financing risks; the outcome of current and future litigation; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact Apple Hospitality’s business, assets or classification as a real estate investment trust.  Although Apple Hospitality believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate.  In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Apple Hospitality or any other person that the results or conditions described in such statements or the objectives and plans of Apple Hospitality will be achieved.  In addition, Apple Hospitality’s qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code.  Readers should carefully review Apple Hospitality’s financial statements and the notes thereto, as well as the risk factors described in Apple Hospitality’s filings with the Securities and Exchange Commission, including, but not limited to, in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.  Any forward-looking statement that Apple Hospitality makes speaks only as of the date of such statements.  Apple Hospitality undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

Contact:
Apple Hospitality REIT, Inc.
Kelly Clarke, Vice President, Investor Relations
804‐727‐6321
kclarke@applereit.com

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